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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT
            TO INCORPORATION BY REFERENCE IN REGISTRATION STATEMENTS
                            ON FORM S-3 AND FORM S-4

We consent to the incorporation by reference in Centennial Cellular Coporation's Registration Statement No. 33-90954 on Form S-3 and Registration Statement No. 33-80716 on Form S-4 of our reports dated July 25, 1997, appearing in the Annual Report on Form 10-K for the year ended May 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statements.

Deloitte & Touche LLP



Stamford, Connecticut
July 25, 1997



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